As filed with the Securities and Exchange Commission on April 20, 2007

Registration No. 333-117715

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0493581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of Principal Executive Offices, including Zip Code)

2004 STOCK PLAN

2003 STOCK PLAN (NO. 3)

2003 STOCK PLAN (NO. 2)

2003 STOCK PLAN

2000 STOCK PLAN

1998 STOCK PLAN

1999 STOCK OPTION/STOCK ISSUANCE PLAN

2003 EQUITY INCENTIVE PLAN

(Full title of the plan)

Eric E. Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini David J. Segre Jon C. Avina Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	David C. Drummond David Sobota Donald Harrison Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

EXPLANATORY NOTE

On July 28, 2004, Google Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-117715) (the “Registration Statement”), which registered shares of the Registrant’s common stock, par value $0.001 (the “Shares”), reserved for issuance under eight plans, including the 2004 Stock Plan. The Registration Statement registered 27,566,757 shares for all plans, including 6,431,660 shares of Class A common stock with respect to the 2004 Stock Plan.

In connection with the Registrant’s Transferable Stock Option (“TSO”) program, 2,527,515 of the 6,431,660 shares of Class A common stock that were originally registered under the Registration Statement will be offered and sold pursuant to a Registration Statement on Form S-3 (the “TSO S-3”). Therefore, the Registrant is filing this post-effective amendment to deregister 2,527,515 of the 6,431,660 shares of its Class A common stock that were registered under the Registration Statement.

The TSO S-3 registers:

•

the offer and sale by the Registrant of Class A common stock upon exercise, other than by participating financial institutions, of (1) options currently outstanding and (2) options to be granted under the Registrant’s 2004 Stock Plan to eligible employees, consultants, and directors the Registrant or of any parent or subsidiary of the Registrant;

•

the grant by the Registrant of nonstatutory stock options to eligible employees, consultants, and directors of the Registrant or of any parent or subsidiary of the Registrant under the Registrant’s 2004 Stock Plan;

•

the offer and sale by the Registrant of Class A common stock in connection with the grant or exercise of incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards to eligible employees, consultants, and directors of the Registrant or of any parent or subsidiary of the Registrant under the Registrant’s 2004 Stock Plan; and

•	the offer and sale by participating financial institutions in connection with short sales of the Registrant’s Class A common stock to hedge options they purchase under the Registrant’s TSO program.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 20, 2007.

GOOGLE INC.

By:	/s/ George Reyes
George Reyes
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Eric Schmidt	Chairman of the Executive Committee and Chief Executive Officer (Principal Executive Officer)	April 20, 2007

/s/ George Reyes
George Reyes	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2007

*
Sergey Brin	President of Technology, Assistant Secretary and Director	April 20, 2007

*		April 20, 2007
Larry Page	President of Products, Assistant Secretary and Director

*		April 20, 2007
L. John Doerr	Director

*		April 20, 2007
Michael Moritz	Director

*		April 20, 2007
K. Ram Shriram	Director

*		April 20, 2007
John L. Hennessy	Director

*		April 20, 2007
Arthur D. Levinson	Director

*		April 20, 2007
Paul S. Otellini	Director

Shirley Tilghman	Director

Ann Mather	Director

* By:	/s/ George Reyes
George Reyes
Attorney-in-Fact

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